LNR Partners, LLC(logo)

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1, 2018 and ending on December 31, 2018 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,
a Florida limited liability company

By:	/s/ Job Warshaw
Job Warshaw
President

Dated: February 19, 2019

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

MSBAM 2014-C16

Morgan Stanley Bank of America Merrill Lynch Trust 2014-C16, Commercial Mortgage Pass-Through Certificates, Series 2014-C16

Morgan Stanley Capital l Inc.
1221 Avenue of the Americas
New York NY 10020
James Y. Lee

Morgan Stanley Capital I Inc.
1585 Broadway
New York NY 10036
Stephen Holmes

Situs Holdings , LLC
4665 Southwest Freeway
Houston TX 77027
Pete Larsen

Situs Holdings, LLC
2 Embarcadero, Suite 1300
San Francisco CA 94111
Stacey Ciarlanti

U.S. Bank National Association
US Bank Corporate Trust Services
190 S, LaSalle St.
MK IL SL7
Chicago IL 60603
Deanna Degnan

U.S. Bank National Association
190 South LaSalle
Street, 7th Floor,
Mail Code: MK-IL-SLC7
Chicago IL 60603
Group

U.S. Bank, National Association
190 S. LaSalle Street, 7th Floor
Mail Station: MK-IL-SL7C
Chicago IL 60603
Deanna Degnan

U.S. Bank, National Association
190 S. LaSalle Street, 7th Floor
Mail Station: MK-IL-SL7C
Chicago IL 60603
Nick Xero